Exhibit 99.1

TheStreet Announces Sale of RateWatch
to S&P Global for $33.5 million

NEW YORK, June 20, 2018 -- TheStreet, Inc. (Nasdaq: TST), a leading financial news and information company, announced today that it has sold its RateWatch business for $33.5 million to S&P Global (NYSE: SPGI), a leading provider of transparent and independent ratings and data to the capital, corporate and commodities markets worldwide.

RateWatch, which is based in Fort Atkinson, Wisconsin, provides more than 4,200 bank and credit union clients with a robust deposit and loan rate database covering 100,000 locations and dating back 20 years. RateWatch has approximately 60 employees and 2017 revenues of approximately $7.7 million. It was acquired by TheStreet in 2007.

“RateWatch has been a successful, high-demand performer for our company for many years and is moving to its new home at S&P Global at precisely the right time in the market,” said David Callaway, President and CEO of TheStreet, Inc. “This sale is another major step, after the retirement of preferred stock last year, in our turnaround strategy and our goal to enhance shareholder value through our core consumer and institutional businesses.”

S&P Global has acquired from TheStreet, Inc. all the assets comprising its RateWatch business for $33.5 million in cash, subject to working capital adjustments. The transaction is expected to result in proceeds of approximately $32 million for TheStreet, Inc., assuming full payout of customary escrows and net of taxes and transaction-related expenses and fees.

Jim Cramer, founder of TheStreet and editorial director, added "Rachelle Zorn, the President of RateWatch, is a superb leader and has been an inspiration to all of us and we wish her and her colleagues all the best in their new home.”

Lake Street Capital Markets, LLC acted as exclusive financial advisor to TheStreet on this transaction.

About TheStreet, Inc.

TheStreet, Inc. (NASDAQ: TST, www.t.st) is a leading financial news and information provider to investors and institutions worldwide. The Company's flagship brand, TheStreet (www.thestreet.com), has produced unbiased business news and market analysis for individual investors for more than 20 years. The Company’s portfolio of institutional brands includes The Deal (www.thedeal.com), which provides actionable, intraday coverage of mergers, acquisitions and all other changes in corporate control and BoardEx (www.boardex.com), a relationship mapping service of corporate directors and officers.

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding planned investments in our business and expectations for 2018. Such forward-looking statements are subject to risks and uncertainties, including those described in the Company's filings with the Securities and Exchange Commission ("SEC") that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might contribute to such differences include, among others, economic downturns and the general state of the economy, including the financial markets and mergers and acquisitions environment; our ability to drive revenue, and increase or retain current subscription revenue, particularly in light of the investments in our expanded news operations; our ability to develop new products; competition and other factors set forth in our filings with the SEC, which are available on the SEC's website at www.sec.gov. All forward-looking statements contained herein are made as of the date of this press release. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results or occurrences. The Company disclaims any obligation to update these forward-looking statements, whether as a result of new information, future developments or otherwise.

Contacts:

Eric Lundberg

Chief Financial Officer

TheStreet, Inc.

ir@thestreet.com

John Evans

Investor Relations
PIR Communications
415-309-0230
ir@thestreet.com